                    EXCLUSIVE SUPPLY AND LICENSING AGREEMENT

         This Supply and Licensing Agreement (the "Agreement") is made and entered into as of the 24th day of March, 1997 by and between PDK Labs Inc., a New York corporation ("PDK"), and Compare Generiks, Inc., a Delaware corporation ("CGI").

                              W I T N E S S E T H:

         WHEREAS, PDK is engaged in the business of manufacturing, marketing and distributing vitamins, herbs and non-prescription pharmaceutical products; and

         WHEREAS, PDK owns and operates a factory for the manufacture of vitamins and non-prescription pharmaceutical products; and

         WHEREAS, CGI is engaged in the business of marketing and distributing dietary supplements and over-the-counter non-prescription pharmaceutical products; and

         WHEREAS, PDK and CGI desire that PDK sell to CGI and CGI wishes to purchase from PDK, certain products manufactured by PDK in its "Max Brand" and "HeadsUp" product ranges (the "Products"); and

         WHEREAS, PDK and CGI also wish to enter into an agreement whereby PDK licenses to CGI certain trademarks, tradenames and rights of distribution relating to the Products; and

         WHEREAS, CGI acknowledges that PDK will incur substantial expenses and will expend significant resources in order to acquire additional equipment, incur obligations and employ additional personnel in order to fulfill its obligations to CGI under this Agreement.

         NOW, THEREFORE, the parties for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, agree as follows:

         1. Exclusive Purchase and Sale of Products.

                  (a) Commencing from the date of this Agreement, and during the term hereof (the "Term"), as defined at paragraph 3 hereof, CGI, its successors, assigns, subsidiaries and affiliates (collectively, "CGI") shall purchase from PDK, exclusively, all "Pills" (the "Pills") relating to the Products which CGI distributes, markets or otherwise sells within the United States ("US"). For purposes of this Agreement, the term "Pills" shall include all vitamins, non-prescription pharmaceutical products and health and fitness products manufactured in tablet, capsule, caplet, liquid or equivalent form as part of the "Max Brand" and "HeadsUp" product ranges.

                  (b) PDK shall use its best efforts to fulfill all of CGI's orders on a timely basis. PDK shall comply with applicable laws and regulations regarding the manufacture, packaging and delivery of Pills for and on behalf of

CGI.

                  (c) PDK will supply all materials used in connection with the manufacture and packaging of the Pills. All Pills shall meet CGI's specifications and be in "finished good format" as defined by accepted industry standards.

                  (d) All sales by PDK to CGI will be FOB, PDK's manufacturing facility in Hauppauge, New York or such other manufacturing facility of PDK of PDK's choice. Title to and risk of loss of the products shall pass from PDK to CGI upon acceptance by the carrier of CGI's choice. PDK will ship directly to customers of CGI, at CGI's written direction and expense, in case lots of no less than fifty (50) cases.

                  (e) Nothing herein shall restrict or limit in any manner the right of PDK to sell any other products in any other product range to any party other than CGI.

         2. Purchase Price and Payment. CGI will pay for the Pills as follows:

                  (a) Except as otherwise provided herein at paragraphs 2 and 6, CGI will pay to PDK, PDK's material cost ("Material Costs") plus fifty percent (50%). For purposes of this agreement "Material Cost" shall mean PDK's actual material expenses incurred in the manufacture and packaging of the Pills.

                  (b) PDK shall receive a premium of (i) five cents (5(cent)) per vial on any product packaged in a vial containing a 100 count or less and
(ii) eight cents (8(cent)) per vial on any product packaged in a vial containing greater than 100 count.

                  (c) The Material Costs for each item ordered by CGI will be determined, in advance, each forty five (45) days during the term of this Agreement. Upon written request from CGI, PDK will provide to CGI an MRP schedule reflecting PDK's Material Cost per item.

                  (d) PDK shall invoice CGI upon delivery of each order and all invoices shall be paid by CGI within sixty (60) days of the date of shipment. CGI shall pay all costs and expenses, including reasonable attorney's fees, reasonably incurred by PDK in the collection of any sum payable hereunder by CGI to PDK. In addition to paying the price in effect under this Agreement, CGI shall pay all sales or use taxes applicable to the sale or delivery by PDK or the subsequent use by CGI of any items delivered hereunder.

                  (e) CGI shall have the right to audit the MRP, and to review invoices reflecting MRP costs, on a quarterly basis. In the event such audit reveals any discrepancies in the costs charged to CGI, such charges will be adjusted within 90 days of the conclusion of the audit. If CGI fails to review and audit the MRP within one hundred twenty (120) days of the end of each year, the year shall close and CGI shall lose the ability to review such year, unless a subsequent audit reveals a "Material Discrepancy" which occurred in the closed year. In the event of any Material Discrepancy in such charges, PDK shall be responsible for payment of all reasonable expenses of the audit. A Material Discrepancy shall mean any Material Costs charged to CGI which is greater than two percent (2%) above the actual Material Cost incurred by PDK.

                  (f) PDK hereby agrees to keep complete and accurate books of accounts, records, data and memoranda respecting the acquisition of raw material and freight charges and the manufacture, packaging and delivery of Pills to or for the benefit of CGI as provided herein and to retain such records for a period of not less than five (5) years, or such longer period as may be required by any regulatory agency.

         3. Term of Agreement.

                  (a) The term of this Agreement (the "Term") shall commence on the date hereof (the "Effective Date") and shall continue for a period of five
(5) years, and thereafter will be automatically renewed for successive one (1) year terms unless either party provides written notice of intent to terminate the Agreement at least ninety (90) days prior to the end of any Agreement Year, as defined below.

                  (b) For purposes of this Agreement, an "Agreement Year" shall commence on the Effective Date and on each anniversary thereof and shall end on the day before the first anniversary of each such Agreement Year.

         4. Placement and Acceptance of Orders; Delivery Schedule.

                  (a) CGI will place all orders for the purchase of Pills from PDK, by written purchase order executed by an authorized agent of CGI, no less than forty-five (45) days in advance. Such orders shall be filled by PDK, within such forty-five (45) day period, unless an order is significantly in excess of previous orders, in which case PDK will use its best efforts to process the order, or a substantial portion thereof, within a forty-five (45) day period or a reasonable time period (subject to raw material availability).

                  (b) PDK shall not be obligated to manufacture or distribute to CGI any item, and shall have the right to reject any order, in whole or in part, based upon PDK's determination that such manufacture or distribution might violate existing regulatory standards, requirements, regulations, or concerns. In the event, PDK declines to manufacture any item requested by CGI, or rejects any order placed by CGI, CGI shall have the right to purchase such item or items, or fill such requested order or such portion of an order, through another manufacturer or distributor.

                  (c) Resale of Products. CGI will not sell or distribute any product purchased from PDK hereunder to any party or entity that CGI knows, or has reason to know, will utilize such product in any manner that is inconsistent with or contrary to prevailing federal and state regulations or laws, including the rules and regulations of any state or federal regulatory organization.

                  (d) Obligation for Cost of Raw Materials. Upon placement of any order, CGI shall become liable for all costs incurred by PDK in connection with the purchase of raw materials to be used in fulfilling such order.

         5. Force Majeure. PDK shall not be liable for any delay or failure to perform in accordance with this Agreement if such delay or failure to perform is a result of a strike, lock-out or other labor dispute; riot, insurrection, civil disturbance or other hostility; embargo; inability or delay in obtaining fuel, energy, equipment or power; inability or delay in obtaining labor or materials; inability or delay in obtaining government approvals, permits or licenses; inability or delay in obtaining transportation or other services; fire, flood, lightning, storm, earthquake, or other Act of God; or is a result of causes beyond PDK's reasonable control (each of the foregoing being hereinafter referred to as an "Event of Force Majeure"). In such event, PDK's obligation to perform hereunder shall be suspended for the duration of such Event of Force Majeure. PDK will use reasonable efforts to promptly notify CGI, either orally or in writing, upon learning of the occurrence or potential occurrence of such Event of Force Majeure. If any Event of Force Majeure is not remedied by PDK within five (5) days of its occurrence, CGI shall have the right to purchase Pills from another manufacturer or distributor until such time as PDK can again fully meet CGI's needs and has given CGI at least thirty (30) days written notice of such fact.

         6. License.

         6.1 Rights Granted.

                  (a) PDK hereby grants to CGI an exclusive license (the "License") to use the trademarks Max Brand(R) and Heads Up(R), and its trademarks for its ginseng herbal products (the "Licensed Trade Names") and the exclusive right to distribute products bearing such names and consisting of the components set forth in Schedule 6.1 hereto (the "Licensed Products"). During the Term, PDK will not grant any license for the Licensed Products to any other person, without the express written consent of CGI.

                  (b) PDK agrees to disclose to CGI all information, documentation and related materials within its possession or knowledge in connection with the Licensed Trade Name and the Licensed Products, including but not limited to distributor and customer lists, sales contracts, customer credit history, price, sale terms, any rebates or other negotiated contracts, either oral or written, verbal promises or other deals relating to the Licensed Trade Names and/or the sale of distribution of the Licensed Products, any existing pending or potential litigation claims relating or involving the Licensed Trade Names and/or the Licensed Products, any existing or pending rulings or regulations relating to or involving the use of the Licensed Trade Names or Licensed Products, and any other information that CGI may request in connection with carrying out the terms of this Agreement. CGI agrees to receive such information subject to the restrictions imposed by all regulatory laws and shall exercise the standards of care utilized by CGI treating its own information which it does not wish disclosed outside CGI; provided, however, that this restriction shall not be construed to limit the rights granted by the PDK to CGI under the terms of this Agreement.

                  (c) In consideration for the License, CGI agrees to pay to PDK a license fee ("License Fee") for each Agreement Year, in the amount of $500,000, payable in arrears on each anniversary of the date of this Agreement. Such License Fee shall be payable, at the sole option of CGI, either in cash or satisfied by the issuance of such aggregate number of shares of common stock, par value $.0001 of CGI as shall be equal to the License Fee calculated by assuming a per share value of fifty percent (50%) of the "Market Price" of CGI's common stock. Market Price for the purpose of this Section 6.1 shall mean (i) the average closing bid price for any twenty (20) consecutive trading days within a period of thirty (30) consecutive trading days ending within five (5) days prior to the date payment is due of the common stock of CGI as reported by the National Association of Securities Dealers, Inc. Automatic Quotation System or (ii) the last reported sale price, for twenty (20) consecutive trading days within a period of thirty (30) consecutive trading days ending within five (5) days of the date payment is due, on the primary exchange on which the common stock is traded, if the common stock is traded on a national securities exchange.

         6.2 Exclusivity.

                  (a) The License granted to CGI pursuant to this Section shall automatically terminate in the event during any year of the Term, (i) CGI utilizes the Licensed Names in connection with any product other than those comprised of the components as set forth on Schedule 6.1 hereto without the express written consent of PDK; or (ii) CGI purchases Pills from any other parties in violation of this Agreement.

         6.3 Trademarks, Records, Research

                  (a) CGI shall have the right to sell the Licensed Products only under the Licensed Trade Names.

                  (b) CGI hereby agrees to keep complete and accurate books of accounts, records, data and memoranda respecting the purchase, marketing and sale of the Licensed Products and to retain such records for a period of not less than seven years. Such books and records shall also be in sufficient detail to enable the payments hereunder to PDK to be determined. CGI further gives PDK the right, at this own expense, to have said books and records and supporting documents examined by an accountant, insofar as they concern the sales of any Licensed Product, annually during CGI's business hours for the purpose of verifying the reports provided for in this Agreement, such examination to be conducted in such manner as not unduly to interfere with the business of CGI. PDK and its representatives shall not use for its own competitive purposes or disclose to any other person or entity any information acquired as a result of such examination, except as may be required by law, government regulation or pursuant to governmental process; provided that, prior to any such disclosure, PDK shall provide CGI with reasonable notice thereof, as well as reasonable opportunity to take appropriate steps to preserve the confidentiality of such information.

         6.4 Indemnification. CGI hereby agrees to indemnify and hold PDK, its officers, directors, agents, servants, employees, subsidiaries and affiliates, harmless from and against any and all claims, suits, demands, losses, liabilities, damages, court costs, (including reasonable attorneys' fees), whether based in contract or in tort, arising out of or related to, or as a consequence of any act or omission of CGI relating to the Licensed Products.

         6.5 Termination of License.

                  (a) PDK shall have the right to terminate the License at its sole discretion, at any time, upon being advised that any regulatory authority objects to the sale of the Licensed Products by PDK to CGI. In the event any regulatory agency restricts or denies further use of the Licensed Names in connection with the Licensed Products, all rights and obligations of the parties under the License shall remain in effect, except that the Licensed Products will be marketed under a name or names mutually acceptable to PDK and CGI and consistent with the determination of such regulatory authorities.

                  (b) Upon the termination of the License any then unpaid licensing and/or accounts receivable fees shall accrue and become immediately due and payable.

                  (c) CGI hereby agrees that if this License is terminated under any of its provisions CGI will not itself, or through others, thereafter manufacture and sell any Licensed Product and all rights to the Licensed Names and the Licensed Products shall revert to PDK.

         6.6 Sell-Off Period.

                  (a) Upon the expiration or earlier termination of the License for any reason whatsoever, CGI shall immediately discontinue any and all use of the Licensed Names. If the termination of the License Agreement occurs for any reason other than a default of CGI, CGI shall have the reasonable time, not to exceed ninety (90) days, during which it shall have the right on a non-exclusive basis to dispose of its inventory of Licensed Products. Within ten (10) business days of the expiration or termination of the License, CGI shall deliver to PDK a statement of its then existing inventory of Licensed Products specifying the quantity and kind of Licensed Products on hand. CGI's sales of Licensed Products during this sell-off period shall not exceed the amount of inventory disclosed on such statement plus any returns received by CGI subsequent to the effective date of the inventory statement. If CGI fails to timely provide PDK with the required statement of inventory, CGI shall forfeit this sell-off period privilege.

                  (b) During the sell-off period, CGI shall not sell the Licensed Products at a price below its usual price for such products without obtaining the prior written consent of PDK.

                  (c) Except as necessary to sell-off the inventory during the sell-off period, CGI shall cease to use all items which display the Licensed Trade Names.

                  (d) Within ten (10) business days of the end of the sell-off period, CGI shall furnish to PDK a statement of its then existing inventory of Licensed Products specifying the quantity and kind of Licensed Products on hand. Within ten (10) business days of its receipt of the inventory statement, PDK shall have the right to purchase the inventory set forth on the statement at a price equal to CGI's cost plus labeling expenses, but otherwise, excluding labor and overhead. If PDK fails to purchase the inventory, CGI shall have the right to sell such inventory at whatever price it desires.

         6.7 Infringement and Litigation.

                  (a) CGI shall have the option to defend the Licensed Names against infringement or interference by other parties, including bringing any action of infringement or defending any counterclaim of invalidity or action of a third party for declaratory judgment of non-infringement or interference, and may settle any such actions solely at its own expense and through counsel of its selection. PDK must approve any settlement that adversely affects the validity of any of the Licensed Trade Names. Approval shall not be unreasonably withheld.

                  (b) PDK shall provide reasonable assistance to CGI as requested, and shall be reimbursed for its out-of-pocket expenses in connection with any such requested assistance. CGI shall bear the expenses of such actions. In the event CGI fails to initiate and pursue or participate in such legal action, PDK shall have the right to initiate legal action to uphold the Licensed Name against third parties. CGI shall have no legal or contractual obligation to PDK for its failure to initiate or participate in any such legal action, except that PDK may terminate the License granted to CGI hereunder.

                  (c) In the event CGI is permanently enjoined from exercising its License rights granted hereunder pursuant to an infringement action brought by a third party, or if both CGI and PDK elect not to undertake the defense or settlement of such a claim of alleged infringement for a period of six months from notice of such claim or suit, PDK shall have the right to terminate this agreement with respect to the infringing trademark claims following thirty (30) days' written notice.


         6.8. Breach of License. No violation of the provisions of this Agreement concerning the License shall operate to modify, cancel or otherwise affect the other rights and obligations of the parties under this Agreement, including, without limitation, those rights and obligations relating to the purchase of products from PDK by CGI.

         7. Security Interest and Guarantees.

                  (a) As security for the performance by CGI of its obligations under this Agreement, PDK shall file all appropriate financing statements (on Form UCC-1) with the necessary governmental authorities in the State of Indiana and all other states where CGI maintains assets, equipment, inventory or receivables, granting PDK a collateral interest in all of CGI's assets, equipment, trade names, accounts receivables and inventory, such interest to be subordinate to all encumbrances thereon prior to the date hereof.

         8. Termination of Agreement.

                  (a) In the event of the occurrence of any of the following events: (i) insolvency or the making by a party hereto of an assignment for the benefit of creditors; (ii) the filing by or against a party hereto of, or the entry of an order for relief against a party hereto in, a voluntary or involuntary proceeding under any bankruptcy, insolvency, reorganization or receivership law; (iii) the appointment of a receiver for all or a substantial portion of CGI's property; (iv) the assumption of custody, attachment or sequestration by a court of competent jurisdiction of all or a significant portion of a party's property; (v) a party hereto or any principal thereof is charged with a felony or crime of moral turpitude; (vi) notification to a party hereto from the United States Drug Enforcement Administration, or any other federal or state regulatory agency, that such party should discontinue business relations with the other party; or (vii) fraudulent conduct by a party hereto in any of its dealings with the other party, the non-defaulting party shall have the right to terminate this Agreement, by written notice to the other party. No assignee for the benefit of creditors, receiver, liquidator, trustee in bankruptcy, sheriff or any other officer of the court or official charged with taking over custody of the assets or business or a party shall have any right to continue performance of this Agreement, and this Agreement may not be assigned by CGI by operation of law.

                  (b) Any failure by either party to terminate this Agreement and the License hereunder by reason of one or more of the foregoing acts or events shall not constitute a waiver of the right to terminate this Agreement and the License hereunder upon reoccurrence or continuance of such acts or events.

                  (c) CGI acknowledges that it shall have earned income from its performance under this Agreement, and that in the event of termination of this Agreement for any reason, the income earned thereby shall constitute its sole earnings, and it shall not be entitled to reimbursement, lost profits or indemnity payments of any kind.

         9. Representations and Warranties of CGI. CGI (including all of its subsidiaries and affiliates) represents and warrants to PDK as follows:

         9.1 Organization and Qualification. CGI is a corporation validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to (a) own, lease and operate its properties and assets as they are now owned, leased and operated and (b) carry on its business as now presently conducted. CGI is duly qualified to do business in each jurisdiction in which the nature of its business or properties makes such qualification necessary, except where the failure to do so would not have a material adverse effect on the business of CGI.

         9.2 Subsidiaries and Affiliates. Except as set forth on Schedule 9.2 hereof, CGI has no subsidiaries or affiliates.

         9.3 Validity and Execution of Agreement. CGI has the full legal right, capacity and power and all requisite corporate authority and approval required to enter into, execute and deliver this Agreement and any other agreement or instrument contemplated hereby, and to perform fully its obligations hereunder and thereunder. The stockholders and the board of directors of CGI has approved the transactions contemplated pursuant to this Agreement. This Agreement has been duly executed and delivered by CGI and constitutes the valid and binding obligation of CGI enforceable against it in accordance with its terms.

         9.4 No Conflict. Neither the execution and delivery of this Agreement nor the performance by CGI of the transactions contemplated hereby will: violate or conflict with (a) any of the provisions of the Articles of Incorporation or Bylaws or other organizational documents of CGI; (b) result in the acceleration of, or entitle any party to accelerate the maturity or the cancellation of the performance of any obligation under, or result in the creation or imposition of any lien in or upon their respective assets or constitute a default (or an event which might, with the passage of time or the giving of notice, or both, constitute a default) under any contract, (c) any order, judgment, regulation or ruling of any governmental or regulatory body to which CGI are a party or by which any of its property or assets may be bound or affected or with any provision of any law, rule, regulation, order, judgment, or ruling of any governmental or regulatory body applicable to CGI.

         9.5 Licenses and Permits. CGI maintains all governmental permits, licenses, registrations and other governmental consents (federal, state and local) which are necessary in connection with its operations and properties, and no others are required. All such permits, licenses, registrations and consents are in full force and effect and in good standing and shall continue to be in full force and effect and in good standing following the consummation of the transactions contemplated by this Agreement.

         9.6 Compliance with Laws. CGI has complied in all respects with all applicable federal, state and local laws, regulations and ordinances or any requirement of any governmental or regulatory body, court or arbitrator affecting the business or the assets the failure to comply with which could have a material adverse effect on the business of CGI.

         9.7 Products. There are no statements, citations or decisions by any governmental or regulatory body that any product marketed or distributed at any time by CGI is defective or fails to meet in any material respect any standards promulgated by any such governmental or regulatory body. There have been no recalls ordered by any such governmental or regulatory body with respect to any product. To the best knowledge of CGI, there is no (a) fact relating to any product that may impose upon the Companies a duty to recall any product or a duty to warn customers of a defect in any product, other than defects about which CGI has issued appropriate and adequate warnings or (b) latent or overt design, manufacturing or other defect in any product.

         9.8 Survival. All of the representations and warranties of CGI contained herein shall survive the date hereof until the date upon which the liability to which any claim relating to any such representation or warranty is barred by all applicable statutes of limitations.

         10. Representations and Warranties of PDK.

         10.1 Organization and Qualification. PDK is a corporation validly existing and in good standing under the laws of the State of New York, and has all requisite corporate power and authority to (a) own, lease and operate its properties and assets as they are now owned, leased and operated and (b) carry on its business as now presently conducted. PDK is duly qualified to do business in each jurisdiction in which the nature of its business or properties makes such qualification necessary, except where the failure to do so would not have a material adverse effect on the business of PDK.

         10.2 Subsidiaries and Affiliates. Except as set forth on Schedule 10.2 hereof, PDK has no subsidiaries or affiliates.

         10.3 Validity and Execution of Agreement. PDK has the full legal right, capacity and power and all requisite corporate authority and approval required to enter into, execute and deliver this Agreement and any other agreement or instrument contemplated hereby, and to perform fully its obligations hereunder and thereunder. The stockholders and the board of directors of PDK has approved the transactions contemplated pursuant to this Agreement. This Agreement has been duly executed and delivered by PDK and constitutes the valid and binding obligation of PDK enforceable against it in accordance with its terms.

         10.4 No Conflict. Neither the execution and delivery of this Agreement nor the performance by PDK of the transactions contemplated hereby will: violate or conflict with (a) any of the provisions of the Articles of Incorporation or Bylaws or other organizational documents of PDK; (b) result in the acceleration of, or entitle any party to accelerate the maturity or the cancellation of the performance of any obligation under, or result in the creation or imposition of any lien in or upon their respective assets or constitute a default (or an event which might, with the passage of time or the giving of notice, or both, constitute a default) under any contract, (c) any order, judgment, regulation or ruling of any governmental or regulatory body to which PDK are a party or by which any of its property or assets may be bound or affected or with any provision of any law, rule, regulation, order, judgment, or ruling of any governmental or regulatory body applicable to PDK.

         10.5 Licenses and Permits. PDK maintains all governmental permits, licenses, registrations and other governmental consents (federal, state and local) which are necessary in connection with its operations and properties, and no others are required. All such permits, licenses, registrations and consents are in full force and effect and in good standing and shall continue to be in full force and effect and in good standing following the consummation of the transactions contemplated by this Agreement.

         10.6 Compliance with Laws. PDK has complied in all respects with all applicable federal, state and local laws, regulations and ordinances or any requirement of any governmental or regulatory body, court or arbitrator affecting the business or the assets the failure to comply with which could have a material adverse effect on the business of PDK.

         10.7 Products. To PDK's knowledge, there are no statements, citations or decisions by any governmental or regulatory body that any product marketed or distributed at any time by PDK is defective or fails to meet in any material respect any standards promulgated by an governmental or regulatory body. There have been no recalls ordered by any such governmental or regulatory body with respect to any product. To the knowledge of PDK, there is no (a) fact relating to any product that may impose upon PDK a duty to recall any product or a duty to warn customers or a defect in any product, other than defects about which PDK has issued appropriate and adequate warning, or (b) latent or overt design, manufacturing or other defect in any product.

         10.8 Trademarks. PDK warrants and represents that the Licensed Trade Names are the property of PDK, there is no litigation pending or existing regarding the use of such trademarks, there are no ongoing investigations regarding the use of such trademarks and that the use of such trademarks does not violate any existing federal or state regulations.

         10.9 Insurance and Indemnification. At all times during the Term and for five (5) years thereafter, PDK agrees to be responsible for maintaining products liability coverage on all products sold to CGI hereunder. Such coverage shall be in an amount not less than $3 million and shall include the distribution and sale of such products by CGI and its distributors and customers. CGI shall be named as an additional insured on any and all products liability policies maintained by PDK. Each such policy shall require the insurance carrier to give at least thirty (30) days but not more than ninety
(90) days written notice to CGI of cancellation. PDK shall provide proof of adequate insurance coverage to CGI at least annually.

         10.10 Survival. All of the representations and warranties of PDK contained herein shall survive the date hereof until the date upon which the liability to which any claim relating to any such representation or warranty is barred by all applicable statutes of limitations.

         11. Injunctive Relief. CGI acknowledges that PDK will incur considerable expenses in connection with the purchase of equipment and materials and the employment of personnel in order to fulfill its obligations under this Agreement. CGI further acknowledges that its obligations to PDK hereunder are of a special, unique and extraordinary character, and would be difficult or impossible to replace and that any breach of this Agreement by CGI would result in irreparable and continuing damages to PDK for which there would be no adequate remedy at law. Accordingly, CGI agrees that any breach or threatened breach by it of this Agreement shall entitle PDK, its successors and assigns, to injunctive relief, and to such further relief as may be proper, including damages at law and equitable relief, and further agrees to hold PDK harmless from, and indemnify PDK from any losses or damages sustained, including lost profits, and any expenses incurred, including attorneys fees, arising out of any breach by CGI of this Agreement. The parties understand and intend that each restriction agreed to by CGI hereinabove shall be construed as separable and divisible from every other restriction, that the unenforceability of any restriction shall not limit the enforceability, in whole or in part, of any other restriction, and that one or more or all of such restrictions may be enforced in whole or in part as the circumstances warrant. In the event that any restriction in this Agreement is more restrictive than permitted by law in the jurisdiction in which PDK seeks enforcement thereof, such restriction shall be limited to the extent permitted by law. Nothing contained herein shall waive or limit any right or remedy which PDK may have, either in law or equity, to enforce this Agreement and its rights hereunder.

         12. Nondisclosure. Neither party, nor any person controlled by it, shall for any reason other than fulfilling it obligations hereunder, directly or indirectly, for itself or any other person, use or disclose any trade secrets or confidential information, know-how or proprietary information relating to the other party, except to the extent (i) within the public domain; or (ii) pursuant to a subpoena, court order or applicable law.

         13. Relationship of the Parties. The relationship of the parties created hereby is that of independent contractors, and neither party shall have any right or authority to create or assume any obligation of any kind on behalf of the other.

         14. Disclaimer of Warranties. PDK makes no other representations or warranties except as set forth in this agreement, and PDK expressly disclaims any implied warranties of merchantability, fitness for use or fitness for a particular purpose.

         15. Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be given personally, telegraphed, telefaxed, sent by facsimile transmission or sent by prepaid air courier or certified, registered or express mail, postage prepaid. Any such notice shall be deemed to have been given (a) when received, if delivered in person, telegraphed, telexed, sent by facsimile transmission and confirmed in writing within three (3) Business Days thereafter or sent by prepaid air courier or (b) three (3) Business Days following the mailing thereof, if mailed by certified first class mail, postage prepaid, return receipt requested, in any such case as follows (or to such other address or addresses as a party may have advised the other in the manner provided in this
Section 15):

                  If to PDK, to:

                           PDK Labs Inc.
                           145 Ricefield Lane
                           Hauppauge, NY  11788
                           Attn:  Michael Krasnoff

                  If to CGI, to:

                           Compare Generiks
                           300 Oser Avenue
                           Hauppauge, New York 11788
                           Attn:  Thomas A. Keith

         16. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither party shall assign any of its rights or delegate any of its duties or obligations hereunder without the prior written consent of the other party. Notwithstanding the foregoing, the parties hereto do not intend to create hereby, and this Agreement shall not be read or construed to create or grant, any rights or benefits in or for any person or entity other than the parties hereto and any and all such third party rights or benefits are hereby expressly disclaimed and denied.

         17. Governing Laws. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to principles of conflicts of law, and the parties irrevocably agree to submit any controversy or claim arising out of or relating to this Agreement to a court of competent jurisdiction located in the State of New York. The parties agree that any proceedings arising out of, relating to, or brought for the purpose of enforcing this Agreement, or remedying any breach thereof shall be instituted in the courts of the State of New York, and in no other jurisdiction.

         18. Counterparts. This Agreement may be executed simultaneously in counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

         19. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         20. Amendment. This Agreement may be amended only by a writing signed by all parties hereto.

         21. Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to its subject matter and supersedes any prior arrangements or understandings (written or otherwise) between them.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the first date written above.

                                            PDK LABS INC.

                                            By: /s/ Michael Krasnoff
                                                ---------------------------
                                                Michael Krasnoff, President

                                            COMPARE GENERIKS, INC.

                                            By: /s/ Thomas A. Keith
                                                ---------------------------
                                                Thomas A. Keith, President